Company Contact:	Investor Contacts:
Fortress International Group, Inc.	The Piacente Group, Inc.
Timothy C. Dec, Chief Financial Officer	Brandi Floberg / Lee Roth
Phone: (410) 423-7300	Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

COLUMBIA, MD – May 10, 2012 – Fortress International Group, Inc. (Other OTC: FIGI.PK) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the three months ended March 31, 2012.

First Quarter 2012 Financial Highlights:

•	Revenue of $14.3 million, compared with $9.6 million in the first quarter of 2011.

•	Gross profit of $2.1 million, compared with $4.1 million in the first quarter of 2011.

•	Net loss of $(1.3) million, or $(0.09) per basic and diluted share, compared with net income of $1.0 million or $0.08 and $0.07 per basic and diluted share, respectively, in the first quarter of 2011.

•	Adjusted EBITDA loss of $(1.0) million, compared with adjusted EBITDA of $1.3 million in the first quarter of 2011. Excluding restructuring and other charges in the first quarter of 2012 of $0.5 million, adjusted EBITDA loss would have been $(0.5) million.

•	Backlog of $23.5 million at March 31, 2012.

•	Cash and cash equivalents totaling $6.0 million as of March 31, 2012.

•	Working capital of $5.6 million as of March 31, 2012.

Anthony Angelini, Chief Executive Officer of Fortress, stated, “During the first quarter, we implemented a number of changes to our business model including cost reductions that better align our operating expenses to our current business mix. Many of these changes were implemented late in the first quarter, therefore we expect to realize the full effect of these adjustments in the second quarter and the balance of 2012. Additionally, we are examining and adjusting many of our internal processes to support increased efficiency and scalability. We are keenly focused on reaching EBITDA profitability through our core business as we work on developing new channels and market capabilities. ”

Chief Financial Officer Timothy C. Dec said, “Our cost alignment efforts in the first quarter of 2012 will result in approximately $2.8 million of annual savings. These initiatives resulted in restructuring and other charges of approximately $0.5 million. Excluding these charges, adjusted EBITDA loss would have been $(0.5) million, an improvement of 55% over the fourth quarter of 2011.”

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Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on May 10, 2012 at 4:30 p.m. EDT. Investors may listen to the conference call via telephone at: 877-941-4776 (U.S./Canada) or 480-629-9714 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until May 24, 2012. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4535631, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, lease exit costs, provision for bad debts and other income (expense), net.  We present adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation. The adjusted EBITDA presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

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Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$6,039,871	$6,731,487
Contract and other receivables, net	11,144,489	7,147,714
Costs and estimated earnings in excess of billings on uncompleted contracts	1,419,047	2,729,424
Prepaid expenses and other current assets	580,539	497,712
Total current assets	19,183,946	17,106,337
Property and equipment, net	450,971	305,463
Goodwill	3,839,861	3,839,861
Other intangible assets, net	60,000	60,000
Other assets	24,093	20,975
Total assets	$23,558,871	$21,332,636
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion	$500,000	$375,000
Accounts payable and accrued expenses	10,222,473	6,886,094
Billings in excess of costs and estimated earnings on uncompleted contracts	2,825,998	2,819,368
Total current liabilities	13,548,471	10,080,462
Convertible notes, less current portion	2,332,301	2,457,301
Other liabilities	74,783	76,073
Total liabilities	15,955,555	12,613,836
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - $.0001 par value, 49,000,000 and 100,000,000 shares authorized; 14,879,356 and 14,749,356 issued; 14,136,760 and 14,028,407 outstanding at March 31, 2012 and December 31, 2011, respectively	1,475	1,475
Additional paid-in capital	65,944,392	65,805,358
Treasury stock - 742,596 and 720,949 shares at cost at March 31, 2012 and December 31, 2011, respectively	(1,452,884)	(1,450,455)
Accumulated deficit	(56,889,667)	(55,637,578)
Total stockholders' equity	7,603,316	8,718,800
Total liabilities and stockholders’ equity	$23,558,871	$21,332,636

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited)
	For the Three Months Ended
	March 31, 2012	March 31, 2011
Results of Operations:
Revenue	$14,309,861	$9,614,930
Cost of revenue, excluding depreciation and amortization	12,255,359	5,478,859
Gross profit, excluding depreciation and amortization	2,054,502	4,136,071
Operating expenses:
Selling, general and administrative	2,907,632	3,034,612
Restructuring charges	279,286	-
Depreciation and amortization	76,905	62,699
Total operating costs	3,263,823	3,097,311
Operating (loss) income	(1,209,321)	1,038,760
Interest expense, net	(42,768)	(16,834)
Income before income taxes	(1,252,089)	1,021,926
Income tax expense	-	-
Net (loss) income	$(1,252,089)	$1,021,926
Basic (loss) earnings per share:
(Loss) earnings per common share	$(0.09)	$0.08
Weighted average common shares outstanding	14,101,711	13,399,683
Diluted (loss) earnings per share:
(Loss) earnings per common share	$(0.09)	$0.07
Weighted average common shares outstanding	14,101,711	14,379,035

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Fortress International Group, Inc.

Adjusted EBITDA Reconciliation

	(Unaudited) For the Three Months Ended
	March 31, 2012	March 31, 2011
Net (loss) income	$(1,252,089)	$1,021,926
Interest expense, net	42,768	16,834
Depreciation and amortization	76,905	62,999
EBITDA	$(1,132,416)	$1,101,759
Stock based compensation	97,367	166,910
Provision for bad debts	-	30,000
Adjusted EBITDA	$(1,035,049)	$1,298,369
Restructuring charges	279,286	-
Other charges (severance, consulting and related legal charges)	244,609	-
Adjusted EBITDA, excluding restructuring and other charges	$(511,154)	$1,298,369

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